UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Transition

On October 9, 2023, Sotirios Vahaviolos, Executive Chairman of the Board (the “Board”) of Mistras Group, Inc. (the “Company”), retired as Executive Chairman but will remain on the Board as Chairman Emeritus. On the same day, the Board elected Manuel N. Stamatakis (currently the Company’s Lead Director, Chairman of the Corporate Governance Committee and member of the Audit, Compensation, and Environmental, Social and Safety Committees) to serve as Chairman of the Board to succeed Dr. Vahaviolos.

On October 9, 2023, the Board also approved the termination without cause of Dennis Bertolotti as the Company’s President and Chief Executive Officer, effective immediately. In connection with his termination as President and Chief Executive Officer, Mr. Bertolotti resigned as a director, effective immediately. On the same day, the Board appointed Mr. Stamatakis to serve as interim President and Chief Executive Officer until a permanent President and Chief Executive Officer has been appointed.

Mr. Stamatakis has been a member of the Board since 2002 and has served as Lead Director since 2010, Chairman of the Corporate Governance Committee since 2009 and a member of the Board’s Audit Committee and Compensation Committee since 2009. Effective as of his appointment as Interim President and Chief Executive Officer, Mr. Stamatakis resigned from his position as Lead Director and from all the Board committees on which he served. At the same time, the Board appointed James J. Forese, currently a member of the Board and Chairman of the Audit Committee, as Lead Director and Chairman of the Corporate Governance Committee.

Mr. Stamatakis is an executive officer of Capital Management Enterprises, Inc. (“CME”), a financial services and employee benefits consulting company headquartered in Pennsylvania, which he sold in 2020. Over the years, Mr. Stamatakis has served on the boards of numerous not-for-profit, charitable and for-profit organizations, and currently serves, among others, as Chairman of the Board of Visit Philadelphia, where he is also a member of the audit and finance committees; Chairman of Philadelphia Shipyard Development Corporation; and Chairman of the Pennsylvania Supreme Court Investment Advisory Board. Mr. Stamatakis received a B.S. in Industrial Engineering from Pennsylvania State University and received an honorary Doctorate of Business Administration from Drexel University.

There are no arrangements or understandings between Mr. Stamatakis and any other persons pursuant to which he was appointed as Chairman of the Board or as interim President and Chief Executive Officer of the Company. There are no family relationships between Mr. Stamatakis and any director or executive officer of the Company. Mr. Stamatakis is the former owner and a current executive officer of CME, which provides benefits consulting services to the Company. The Company did not pay any fees to, or accrue any fees to pay to, CME in 2022 or through the date of this Current Report on Form 8-K. The compensation received by CME in 2022 and through the date of this Current Report on Form 8-K for work related to the Company was paid directly to CME by the third-party benefits providers in the form of normal and customary commissions. There are no other direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement of Former Executive Chairman

In connection with his retirement as Executive Chairman, Dr. Vahaviolos will not receive severance benefits under his employment agreement with the Company, dated February 28, 2018, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2018. Effective as of his date of retirement as Executive Chairman, Dr. Vahaviolos will receive a cash retainer as a non-employee and non-independent director of $300,000 annually (payable quarterly), with no equity awards.

Compensation of Interim President and Chief Executive Officer

In connection with the appointment of Mr. Stamatakis as the Company’s interim President and Chief Executive Officer, the Compensation Committee approved the following compensation for Mr. Stamatakis: (1) an annual base salary of $500,000, (2) an award of stock options (the “Options”) to purchase 250,000 shares of common stock of the Company, with a grant date of October 11, 2023 and an exercise price to be the closing price of the Company’s stock as quoted on the New York Stock Exchange on the grant date and which can be exercised any time after the grant date until its expiration date, which is the earlier of 10 years from the grant date or one year following the date he is no longer serving as an officer, director or in any other capacity for the Company (or earlier under certain circumstances), and (3) eligibility to receive an annual bonus in accordance with the Company’s annual bonus plan for executive officers, with a target opportunity of 100% of his base salary. The Options are being granted to Mr. Stamatakis in reliance on the employment inducement exception to shareholder approval provided under Section 303A.08 of the New York Stock Exchange Listed Company Manual. The foregoing description of Mr. Stamatakis’ compensation arrangements is qualified in its entirety by reference to the letter agreement, filed as Exhibit 10.1 hereto, and to the form of inducement award agreement relating to the Options, filed as Exhibit 10.2 hereto. Mr. Stamatakis will not receive any compensation as director while he is serving in his role as an executive officer of the Company.

Separation Arrangements with Former President and Chief Executive Officer

As a result of his termination without cause, Mr. Bertolotti will be entitled to receive severance and related benefits for such a separation in accordance with his employment agreement with the Company, dated March 13. 2018, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2018, subject to the execution of a release by Mr. Bertolotti.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with Mr. Stamatakis’ appointment as interim President and Chief Executive Officer, the Board granted Mr. Stamatakis a waiver of the Company’s code of ethics and code of conduct to the extent that his position with CME, as described in Item 5.02 above, is a conflict of interest under the Company’s code of ethics or its code of conduct.

Item 7.01 Regulation FD Disclosure.

On October 9, 2023, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Agreement dated October 9, 2023, between the Company and Manuel N. Stamatakis.
10.2 Form of Inducement Award Agreement between the Company and Manuel N. Stamatakis.
99.1 Press release issued by the Company on October 9, 2023.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: October 9, 2023	By:	/s/ Edward J. Prajzner
		Name:	Edward J. Prajzner
		Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit No.	Description

10.1          Letter Agreement dated October 9, 2023, between the Company and Manuel N. Stamatakis.
10.2          Form of Inducement Award Agreement between the Company and Manuel N. Stamatakis.
99.1         Press release issued by the Company on October 9, 2023.
104      Cover Page Interactive Data File (embedded within the Inline XBRL document).

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